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                                                                EXHIBIT 1



                     DIRECTORS AND EXECUTIVE OFFICERS
                OF PACIFICORP HOLDINGS, INC. and PACIFICORP

          (Note:  footnote (*) appears at end of this Exhibit 1)



            The directors and executive officers of PacifiCorp
Holdings, Inc. and PacifiCorp are as follows:

                         PacifiCorp Holdings, Inc.
                         -------------------------
Name                 Title                     Principal Occupation

Frederick W. Buckman Director                  President and Chief Executive
                                               Officer of PacifiCorp*

C. Todd Conover      Director                  General Manager, Finance
                                               Industry Group, Tandem
                                               Computers Incorporated, 19191
                                               Vallco Parkway, LOC 4-57,
                                               Cupertino, California 95014

A.M. Gleason         Director                  Vice Chairman of Board of
                                               Directors of PacifiCorp*

Michael C. Henderson Director and President    Director and President of
                                               PacifiCorp Holdings, Inc.*;
                                               Director & President of PacifiCorp
                                               Financial Services, Inc.*, a
                                               financial services company with
                                               offices at 825 NE Multnomah,
                                               Suite 775, Portland, Oregon 97232

Nolan E. Karras      Director                  Owner of Investment Management
                                               & Research, Inc., an investment
                                               advisory firm with offices at 4695
                                               South 1900 West #3, Roy, Utah
                                               84067

Richard T. O'Brien   Senior Vice President     Vice President of PacifiCorp*;
                                               Senior Vice President of
                                               PacifiCorp Holdings, Inc.*

Daniel L. Spalding   Senior Vice President     Senior Vice President of
                                               PacifiCorp*; Senior Vice President
                                               of PacifiCorp Holdings, Inc.*

William E. Peressini Treasurer                 Treasurer of PacifiCorp*;
                                               Treasurer of PacifiCorp Holdings,
                                               Inc.*

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Sally A. Nofziger    Secretary                 Vice President and Corporate
                                               Secretary of PacifiCorp*;
                                               Secretary of PacifiCorp Holdings,
                                               Inc.*

Jacqueline S. Bell   Controller                Controller of PacifiCorp*;
                                               Controller of PacifiCorp Holdings,
                                               Inc.*

        All of the directors and executive officers of Pacific Holdings, Inc. are U.S. citizens. The business address of each individual listed above is the address shown for the individual's principal occupation. None of the individuals listed has been, during the last five years, (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), or (ii) a party to a civil proceeding of a judicial or administrative body of competent jurisdiction which resulted in a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.

                                PacifiCorp
                                ----------
Name                 Title                     Principal Occupation
Kathryn A. Braun     Director                  Executive Vice President, Western
                                               Digital Corporation, 8105 Irvine
                                               Center Drive, Irvine, CA  92718

Frederick W. Buckman Member of Corporate       President and Chief Executive
                     Policy Group, Director    Officer of PacifiCorp*
                     and President & Chief
                     Executive Officer

C. Todd Conover      Director                  General Manager, Finance
                                               Industry Group, Tandem
                                               Computers Incorporated, 19191
                                               Vallco Parkway, LOC 4-57,
                                               Cupertino, California 95014

Richard C. Edgley    Director                  Member of Presiding Bishopric,
                                               The Church of Jesus Christ of
                                               Latter-day Saints, 50 East North
                                               Temple, 18th Floor, Salt Lake
                                               City, Utah  84150

A.M. Gleason         Director and Vice         Vice Chairman of the Board of
                     Chairman of the Board     PacifiCorp*

John C. Hampton      Director                  Chairman and Chief Executive
                                               Officer of Hampton Resources,
                                               Inc., a forest products company
                                               with offices at Suite 400, 9400 SW
                                               Barnes Rd., Portland, Oregon
                                               97225

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Nolan E. Karras      Director                  Owner of Investment Management
                                               & Research, Inc., an investment
                                               advisory firm with offices at 4695
                                               South 1900 West #3, Roy, Utah
                                               84067

Keith R. McKennon    Director and Chairman     Chairman of the Board of
                     of the Board of Directors PacifiCorp*

Robert G. Miller     Director                  Chairman of the Board and Chief
                                               Executive Officer of Fred Meyer,
                                               Inc., a retail merchandising chain,
                                               with offices at 3800 SE 22nd,
                                               Portland, Oregon  97202

Verl R. Topham       Director, Senior Vice     Senior Vice President and
                     President and General     General Counsel of PacifiCorp*
                     Counsel of PacifiCorp

Don M. Wheeler       Director                  Chairman and Chief Executive
                                               Officer, Wheeler Machinery
                                               Company, an equipment sales,
                                               repair and service firm with
                                               offices at 4901 West 2100 South,
                                               Salt Lake City, Utah  84120

Nancy Wilgenbusch    Director                  President, Marylhurst College,
                                               Marylhurst, Oregon, 97036

Paul G. Lorenzini    Member of Corporate       Senior Vice President of
                     Policy Group and Senior   PacifiCorp*
                     Vice President of PacifiCorp

Charles E. Robinson  Member of Corporate       Chairman, President and Chief
                     Policy Group              Executive Officer of Pacific
                                               Telecom, Inc., a
                                               telecommunications holding
                                               company with offices at 805
                                               Broadway, P.O. Box 9901,
                                               Vancouver, Washington  98668

John A. Bohling      Senior Vice President     Senior Vice President of
                                               PacifiCorp*

Shelley R. Faigle    Senior Vice President     Senior Vice President of
                                               PacifiCorp*

John E. Mooney       Senior Vice President     Senior Vice President of
                                               PacifiCorp*

Daniel L. Spalding   Senior Vice President     Senior Vice President of
                                               PacifiCorp*; Senior Vice President
                                               of PacifiCorp Holdings, Inc.*

Dennis P. Steinberg  Senior Vice President     Senior Vice President of
                                               PacifiCorp*

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Thomas J. Imeson     Vice President            Vice President of PacifiCorp*

Robert F. Lanz       Vice President            Vice President of PacifiCorp*

Sally A. Nofziger    Vice President &          Vice President and Corporate
                     Corporate Secretary       Secretary of PacifiCorp*;
                                               Secretary of PacifiCorp Holdings,
                                               Inc.*

Richard T. O'Brien   Vice President            Vice President of PacifiCorp*;
                                               Senior Vice President of
                                               PacifiCorp Holdings, Inc.*

William E. Peressini Treasurer                 Treasurer of PacifiCorp*;
                                               Treasurer of PacifiCorp Holdings,
                                               Inc.*

Jacqueline S. Bell   Controller                Controller of PacifiCorp*;
                                               Controller of PacifiCorp Holdings,
                                               Inc.*


        All of the directors and executive officers of PacifiCorp are U.S. citizens. The business address of each individual listed above is the address shown for the individual's principal occupation. None of the individuals listed has been, during the last five years, (i) convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), or (ii) a party to a civil proceeding of a judicial or administrative body of competent jurisdiction which resulted in a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.



[FN]
   * The principal business and address of the corporation or other organization for which the listed individual's principal occupation is conducted is set forth at the first place at which the name of such corporation or other organization appears in this Exhibit 1.